EXHIBIT 1.1

RENAISSANCE MORTGAGE ACCEPTANCE CORP.

Renaissance Home Equity Loan Trust 2007-2
Home Equity Loan Asset-Backed Notes, Series 2007-2

UNDERWRITING AGREEMENT

May 14, 2007

Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, Connecticut 06830	Citigroup Global Markets Inc. 390 Greenwich Street New York, New York 10013
Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005	J.P. Morgan Securities Inc. 270 Park Avenue 10th Floor New York, New York 10017
Banc of America Securities LLC 214 North Tryon Street Charlotte, North Carolina 28255

Ladies and Gentlemen:

Renaissance Mortgage Acceptance Corp., a Delaware corporation (“Renaissance”) has entered into a Trust Agreement, as amended and restated by the Amended and Restated Trust Agreement, dated as of June 18, 2007 (collectively, the “Trust Agreement”), among Renaissance, as depositor, Wilmington Trust Company, as owner trustee (the “Owner Trustee”) and Wells Fargo Bank, N.A. (“Wells Fargo”), as certificate registrar and certificate paying agent, creating the Renaissance Home Equity Loan Trust 2007-2 (the “Trust”), a statutory trust created under the laws of the State of Delaware.  The Trust has been established for the purpose of issuing Home Equity Loan Asset-Backed Notes, Series 2007-2, Class AV-1, Class AV-2, Class AV-3, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Notes (collectively, the “Offered Notes”); the Class N Notes (together with the Offered Notes, the “Notes”) and certain ownership interests (the “Certificates,” and together with the Notes, the “Securities”).

Only the Offered Notes are being purchased by Greenwich Capital Markets, Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., Inc. and J.P. Morgan Securities Inc. (each an “Underwriter,” and together the “Underwriters”) in the amounts set forth in Schedule A.

The Notes will be secured by the assets of the Trust consisting of, among other things, a pool of subprime, fixed and adjustable rate, first and second lien residential mortgage loans (the “Mortgage Loans”), conveyed to the Trust by Renaissance pursuant to the terms of the Trust Agreement.  The Mortgage Loans were sold to Renaissance by Renaissance REIT Investment Corp. (the “REIT”), pursuant to a mortgage loan sale and contribution agreement, dated as of June 18, 2007 (the “Mortgage Loan Sale Agreement”), among Renaissance, as purchaser, the REIT, as seller, and Delta Funding Corporation (“Delta Funding”), as originator.  The Mortgage Loans will be serviced pursuant to a servicing agreement, dated as of June 18, 2007 (the “Servicing Agreement”), among Wells Fargo Bank, N.A., as master servicer and securities administrator, Ocwen Loan Servicing, LLC, as servicer (the “Servicer”), the Trust and HSBC Bank USA, National Association, as indenture trustee (the “Indenture Trustee”).  Wells Fargo Bank, N.A. has agreed to act as agent for the Indenture Trustee for the purposes of receiving and holding certain documents and other instruments delivered by Delta Funding as described in Section 2.1(b) of the Mortgage Loan Sale Agreement pursuant to a custodial agreement, dated as of June 18, 2007 (the “Custodial Agreement”), among the Indenture Trustee, Wells Fargo Bank, N.A., as custodian, the REIT, Renaissance and the Servicer.

The assets of the Trust will also include certain rights under an interest rate swap agreement (the “Interest Rate Swap Agreement”), dated as of June 18, 2007, between the Trust and Bank of America, N.A. (the “Swap Provider”).

The Notes will be issued pursuant to an indenture, dated as of June 18, 2007 (the “Indenture”), among the Trust, the Indenture Trustee and Wells Fargo, as securities administrator.  The Certificates will evidence fractional undivided interests in the property held in the Trust.  The aggregate class note balance of the Offered Notes will initially be equal to $818,550,000, which represents approximately 96.30% of the outstanding principal balances of the Mortgage Loans as of the Cut-Off Date.  The “Cut-Off Date” for any Mortgage Loan is the date determined as provided in Appendix A to the Indenture.

The Offered Notes are more fully described in a Registration Statement which Renaissance has furnished to the Underwriters.  Capitalized terms used but not defined herein shall have the meanings given to them in Appendix A to the Indenture.

This Underwriting Agreement, the Trust Agreement, the Mortgage Loan Sale Agreement, the Servicing Agreement, the Custodial Agreement, the Interest Rate Swap Agreement and the Indenture are referred to collectively herein as the “Agreements”.

Section I.                      Representations and Warranties of Renaissance.  Renaissance represents and warrants to, and agrees with the Underwriters that:

A.  A Registration Statement on Form S-3 (No. 333-131637) relating to the Offered Notes has (i) been prepared by Renaissance in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act.  Copies of such Registration Statement have been delivered by Renaissance to the Underwriters.  As used in this Underwriting Agreement, “Effective Time” means the later of (i) the date and the time as of which such Registration Statement, or the most recent post effective amendment thereto, if any, was declared effective by the Commission and (ii) the document most recently filed with the Commission was incorporated into such Registration Statement; “Effective Date” means the date of the Effective Time; “Registration Statement” means such registration statement, at the Effective Time, including any documents incorporated by reference therein at such time; “Prospectus” means such final prospectus, as first supplemented by a prospectus supplement (the “Prospectus Supplement”) relating to the Offered Notes, as first filed with the Commission pursuant to paragraph (1) or (4) or (5) of Rule 424(b) of the Rules and Regulations; and “Pricing Free Writing Prospectus” means the free writing prospectus, dated as of March 13, 2007, proposed to be used in connection with the sale of the Offered Notes and filed with the Commission pursuant to Rule 433(d) of the Rules and Regulations.  Reference made herein to the Prospectus and the  Pricing Free Writing Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Prospectus or as of the date of the Pricing Free Writing Prospectus and the date of each Contract of Sale, and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of the Pricing Free Writing Prospectus or the Prospectus, as applicable, and incorporated by reference in the Pricing Free Writing Prospectus or the Prospectus, as applicable; and any reference to any amendment to the Registration Statement shall be deemed to include any report filed with the Commission with respect to the Trust pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.  The Commission has not issued any order preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement and no proceedings for such purpose are pending, or to Renaissance’s knowledge, threatened by the Commission.  There are no contracts or documents of Renaissance which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement.  The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

B.  The Registration Statement conforms, and the Pricing Free Writing Prospectus, the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations.  The Registration Statement, as of the Effective Date thereof and as of the date of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Each Issuer Free Writing Prospectus (as each defined in Section VI hereof), as of its date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Pricing Free Writing Prospectus, as of its date and as of the date of each Contract of Sale, and the Prospectus, as of its date and as amended or supplemented as of the Closing Date, in each case, including any static pool information regarding previously securitized pools of the Sponsor (“Static Pool Data”), does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (i) information contained in or omitted from the Registration Statement, the Prospectus or the Pricing Free Writing Prospectus in reliance upon and in conformity with written information furnished to Renaissance in writing by the Underwriters expressly for use therein and (ii) any Derived Information (as defined in Section IX(D) below).

C.  The documents incorporated by reference in the Prospectus and the Pricing Free Writing Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (i) information contained in or omitted from the Registration Statement, the Prospectus or the Pricing Free Writing Prospectus in reliance upon and in conformity with written information furnished to Renaissance in writing by the Underwriters expressly for use therein and (ii) any Derived Information.

D.  Since the respective dates as of which information is given in the Prospectus or the Pricing Free Writing Prospectus, and, with respect to the Pricing Free Writing Prospectus, as of the date of hereof, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of Renaissance, otherwise than as set forth or contemplated in the Prospectus or the Pricing Free Writing Prospectus as supplemented or amended as of the Closing Date.

E.  Renaissance has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and the failure to be so qualified would have a material adverse effect on the financial condition or operations of Renaissance, and has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under the Agreements and to cause the Notes to be issued.

F.  There are no actions, proceedings or investigations pending before or threatened by any court, administrative agency or other tribunal to which Renaissance or Delta Funding is a party or of which any of their respective properties is the subject (a) which if determined adversely to Renaissance or Delta Funding would have a material adverse effect on the business or financial condition of Renaissance (other than as disclosed in the Prospectus Supplement and the Pricing Free Writing Prospectus), (b) asserting the invalidity of the Agreements or the Notes, (c) seeking to prevent the issuance of the Notes or the consummation by Renaissance of any of the transactions contemplated by any of the Agreements or (d) which might materially and adversely affect the performance by Renaissance or Delta Funding of their respective obligations under, or the validity or enforceability of, any of the Agreements or the Notes.

G.  This Underwriting Agreement has been, and the Trust Agreement and the Custodial Agreement, when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by Renaissance, and this Underwriting Agreement constitutes, and the Trust Agreement and the Custodial Agreement when executed and delivered as contemplated herein, will constitute, legal, valid and binding instruments enforceable against Renaissance in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under this Underwriting Agreement, limitations of public policy under applicable securities laws.

H.  The execution, delivery and performance of the Agreements to which it is a party by Renaissance and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Securities do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Renaissance is a party, by which Renaissance is bound or to which any of the property or assets of Renaissance or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of Renaissance or its ability to perform its obligations under any of the Agreements to which it is a party, nor will such actions result in any violation of the provisions of the articles of incorporation or by laws of Renaissance or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Renaissance or any of its properties or assets, which violation  would have a material adverse effect on the business, operations or financial condition of Renaissance or its ability to perform its obligations under any of the Agreements to which it is a party.

I.  The direction by Renaissance to the Indenture Trustee to execute, authenticate, issue and deliver the Notes has been duly authorized by Renaissance, and assuming the Indenture Trustee has been duly authorized to undertake such actions, when executed, authenticated, issued and delivered by the Indenture Trustee in accordance with the Indenture, the Notes will be validly issued and outstanding and the holders of the Notes will be entitled to the rights and benefits of the Notes provided by the Indenture.

J.  No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Securities and the sale of the Offered Notes to the Underwriters, or the consummation by Renaissance of the other transactions contemplated by the Agreements, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Notes by the Underwriters or as have been obtained.

K.  At the time of execution and delivery of the Trust Agreement, the Trust will: (i) have equitable title to the Mortgage Loans conveyed by Renaissance, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”); (ii) not have assigned to any person (other than the Indenture Trustee) any of its right, title or interest in the Mortgage Loans (other than liens that have been released at the time the Mortgage Loans are conveyed to the Indenture Trustee); and (iii) have the power and authority to pledge its interest in the Mortgage Loans to the Indenture Trustee and to sell the Offered Notes to the Underwriters.  Upon execution and delivery of the Trust Agreement by the Owner Trustee, the Trust will have acquired beneficial ownership of all of Renaissance’s right, title and interest in and to the Mortgage Loans.  Upon delivery to the Underwriters of the Offered Notes, the Underwriters will have good title to the Offered Notes free of any Liens.

L.  Neither Renaissance nor the Trust is an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules and regulations of the Commission thereunder.

M.  As of the Closing Date, the Notes and the Agreements will conform in all material respects to the descriptions thereof contained in the Prospectus and the Pricing Free Writing Prospectus.

N.  As of the Closing Date, each Class of Notes shall have been assigned a rating (as to each the “Required Ratings”) by each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”) and Moody’s Investors Service, Inc. (“Moody’s,” and together with Standard & Poor’s, the “Rating Agencies”) as set forth in the Prospectus Supplement.

O.  Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Agreements and the Securities have been paid or will be paid at or prior to the Closing Date.

P.  Renaissance possesses all material licenses, certificates, authorities or permits issued by the appropriate State, Federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus and the Pricing Free Writing Prospectus, and Renaissance has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit which if decided adversely to Renaissance would, singly or in the aggregate, materially and adversely affect the conduct of its business, operations or financial condition.

Q.  As of the Cut-Off Date, each of the Mortgage Loans will meet the eligibility criteria described in the Prospectus and the Pricing Free Writing Prospectus and will conform in all material respects to the descriptions thereof contained in the Prospectus and the Pricing Free Writing Prospectus.

R.  As of the Closing Date, each of the representations and warranties of Renaissance set forth in Section 2.10 of the Trust Agreement will be true and correct in all material respects.

S.  Any certificate signed by an officer of Renaissance and delivered to the Underwriters or counsel for the Underwriters in connection with an offering of the Offered Notes shall be deemed a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section I are made.

T.             Renaissance hereby represents, warrants and agrees to and with the Underwriters severally that, as of the Closing Date, that the relationship between itself, the Trust and each of the Underwriters is an arm’s-length commercial relationship and that no fiduciary duty or any other obligation arising out of a relationship of higher trust exists between Renaissance, the Trust and any of the Underwriters.

U.           As of the date hereof, Renaissance hereby represents and warrants that it is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

Section II.                                Purchase and Sale.  The several commitments of the Underwriters to purchase the Offered Notes pursuant to this Underwriting Agreement shall be deemed to have been made on the basis of the representations and warranties contained herein and in the Agreements and shall be subject to the satisfaction of the terms and conditions set forth herein and in the Agreements.  Renaissance agrees to instruct the Trust to issue the Notes, and agrees to sell to each Underwriter, and each Underwriter agrees to (except as provided in Sections VII and XI hereof) severally and not jointly to purchase from Renaissance, the Offered Notes upon the terms and conditions set forth herein in the amounts set forth in Annex A hereto.

Section III.                                Delivery and Payment.  Delivery of and payment for the Offered Notes to be purchased by the Underwriters against payment of the purchase price therefor, set forth in Schedule A hereto, shall be made at the offices of Thacher Proffitt & Wood LLP, 2 World Financial Center, New York, New York 10281 or at such other place as shall be agreed upon by the Underwriters and Renaissance at 10:00 a.m. New York City time on June 18, 2007, or at such other time or date as shall be agreed upon in writing by the Underwriters and Renaissance (such date being referred to as the “Closing Date”).  Payment shall be made to Renaissance by wire transfer of same day funds payable to the account of Renaissance or its designee.  Delivery of the Offered Notes shall be made to the Underwriters for the accounts of the several Underwriters against payment of the purchase price thereof.  The Offered Notes shall be in such denominations and registered in such names as the Underwriters may request in writing at least two Business Days prior to the Closing Date.  The Offered Notes will be made available for examination by the Underwriters no later than 2:00 p.m. New York City time on the first Business Day prior to the Closing Date.

Section IV.                                Offering by the Underwriters.  It is understood that, subject to the terms and conditions hereof, the Underwriters propose to offer the Offered Notes for sale to the public as set forth in the Prospectus.

Section V.                                Covenants of Renaissance.  Renaissance agrees as follows:

A.           To prepare the Prospectus and to have prepared the Pricing Free Writing Prospectus in a form approved by the Underwriters and to file such Prospectus and Pricing Free Writing Prospectus pursuant to Rule 424(b) and Rule 433(d), respectively, under the Securities Act not later than the time required thereby; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Closing Date except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time, during the period that a Prospectus is required to be delivered in connection with the offer and sale of the Offered Notes, when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by Renaissance with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus, and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Notes, to promptly advise the Underwriters of its receipt of notice of the issuance by the Commission of any stop order or of: (i) any order preventing or suspending the use of the Prospectus; (ii) the suspension of the qualification of the Offered Notes for offering or sale in any jurisdiction; (iii) the initiation of or threat of any proceeding for any such purpose; or (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information.  In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, Renaissance promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.

B.           To furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, including all consents and exhibits filed therewith.

C.           To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (ii) the Prospectus, the Pricing Free Writing Prospectus and any amended or supplemented Prospectus; and (iii) any document filed by Renaissance and incorporated by reference in the Prospectus (including exhibits thereto).  If the delivery of a prospectus is required at any time prior to the expiration of nine months after the Effective Time in connection with the offering or sale of the Offered Notes, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, Renaissance shall notify the Underwriters and, upon the request of the Underwriters, shall file such document and prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance, and in case the Underwriters are required to deliver a Prospectus in connection with sales of any of the Offered Notes at any time nine months or more after the Effective Time, upon the request of the Underwriters but at the Underwriters’ expense, Renaissance shall prepare and deliver to the Underwriters as many copies as the Underwriters may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

Neither the Underwriters’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section VII.

D.           To file promptly with the Commission any amendment to the Registration Statement, the Prospectus, the Pricing Free Writing Prospectus or any supplement to the Prospectus that may, in the judgment of Renaissance or the Underwriters, be required by the Securities Act or requested by the Commission.

E.           Prior to filing with the Commission any (i) supplement to the Prospectus or (ii) Prospectus or Pricing Free Writing Prospectus pursuant to Rule 424 or Rule 433, as applicable, of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing.

F.           To make generally available to holders of the Offered Notes as soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, a statement of earnings of the Trust (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of Renaissance, Rule 158) and covering a period of at least twelve consecutive months beginning not later than the first day of the first fiscal quarter following the Closing Date.

G.           To use its best efforts, in cooperation with the Underwriters, to qualify the Offered Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Offered Notes; provided that Renaissance shall not be required to become subject to any general consent to service of process or jurisdiction in any jurisdiction in which it is not subject as of the date of this Underwriting Agreement.  Renaissance will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Offered Notes have been so qualified.

H.           So long as the Offered Notes shall be outstanding, to deliver to the Underwriters as soon as such statements are furnished to the Trustee: (i) the annual statement as to compliance delivered to the Trustee pursuant to Section 3.09 of the Servicing Agreement; (ii) the monthly statement furnished to the Noteholders pursuant to Section 7.05 of the Indenture; (iii) the assessment of compliance with applicable servicing criteria provided by the Servicer pursuant to Item 1122 of Regulation AB and pursuant to Section 3.10 of the Servicing Agreement; and (iv) the registered public accounting firm’s attestation report pursuant to Item 1122 of Regulation AB and pursuant to Section 3.10 of the Servicing Agreement.

I.           To apply the net proceeds from the sale of the Offered Notes in the manner set forth in the Prospectus.

J.           To file with the Commission, in accordance with the Rules and Regulations, specific information concerning the Offered Notes and the Mortgage Loans to the extent that such information is not set forth in the Prospectus and also to file with the Commission, in accordance with the Rules and Regulations, all ABS Informational and Computational Materials and Issuer Free Writing Prospectuses within the applicable time periods allotted for such filing pursuant to the Rules and Regulations.

K.           In connection with any ABS Informational and Computational Materials and Issuer Free Writing Prospectuses, to receive a letter from Deloitte & Touche LLP, certified public accountants, satisfactory in form and substance to Renaissance, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by Renaissance, as a result of which they have determined that the information included in the ABS Informational and Computational Materials and Issuer Free Writing Prospectuses (if any), is accurate except as to such matters that are not deemed by Renaissance to be material.  The foregoing letter shall be obtained at the expense of Delta Funding.

L.           Renaissance shall not be required to file (1) any Issuer Free Writing Prospectus, if the information included therein is included or incorporated by reference in a prospectus or Issuer Free Writing Prospectus previously filed with the Commission that relates to the offering of the Notes or (2) any Issuer Free Writing Prospectus or portion thereof that contains a description of the Notes or the offering of the Notes which does not reflect the final terms thereof.

M.           Unless the Underwriters shall otherwise have given their written consent, no home equity loan asset-backed notes or other similar securities representing interest in or secured by other mortgage-related assets originated or owned by Renaissance shall be publicly offered or sold nor shall Renaissance enter into any contractual arrangements that contemplate the public offering or sale of such securities for a period of seven (7) Business Days following the commencement of the offering of the Offered Notes to the public.

N.           In connection with the Pricing Free Writing Prospectus (including any Incorporated Static Pool Data referred to therein), to have received, and the Prospectus (including any Incorporated Static Pool Data referred to therein), to receive, a letter from Deloitte & Touche LLP, certified public accountants, satisfactory in form and substance to Renaissance, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by Renaissance, as a result of which they have determined that the information included in the Pricing Free Writing Prospectus (including any Incorporated Static Pool Data referred to therein) and the Prospectus (including any Incorporated Static Pool Data referred to therein), is accurate except as to such matters that are not deemed by Renaissance to be material.  The foregoing letter shall be obtained at the expense of Delta Funding.  “Incorporated Static Pool Data” means Static Pool Data for periods on or after January 1, 2006.

Section VI.                                Investor Information.  Each Underwriter represents and agrees with Renaissance that not less than 24 hours prior (or such shorter time as may be agreed upon between such Underwriter and Renaissance) to entering into any “contract of sale” as defined in Rule 159 of the Securities Act (each a “Contract of Sale”), the Underwriter has conveyed the Pricing Free Writing Prospectus to each prospective investor.  Each Underwriter shall keep sufficient records to document its conveyance of the Pricing Free Writing Prospectus to each potential investor prior to the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.  An Underwriter may prepare and have provided, and with respect to (ii) below, Renaissance may prepare and have provided, to prospective investors in connection with its offering of the Offered Notes (i) “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB promulgated by the Commission, which may include both an Issuer Free Writing Prospectus and Derived Information, (collectively, “ABS Informational and Computational Materials”), (ii) any “free writing prospectus” within the meaning of Rule 405 under the Securities Act that describes the Offered Notes and/or the Mortgage Loans and  contains information described in paragraphs (1) – (3) of the definition of “ABS informational and computational materials” in Item 1101(a) of Regulation AB, but which does not include Derived Information (each, an “Issuer Free Writing Prospectus”), or (iii) any “free writing prospectus” within the meaning of Rule 405 under the Securities Act that includes only the information described in paragraph (5) of the definition of “ABS informational and computational materials” in Item 1101(a) of Regulation AB (each, an “Underwriter Free Writing Prospectus”), subject to the following conditions:

A.           An Underwriter may furnish ABS Informational and Computational Materials or an Issuer Free Writing Prospectus to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that (x) such Underwriter shall not enter into a Contract of Sale with such investor unless the Underwriter has conveyed the Pricing Free Writing Prospectus to such potential investor not less than 24 hours prior (or such shorter time as may be agreed upon between such Underwriter and Renaissance) to such Contract of Sale, (y) such Underwriter shall deliver a copy of the proposed ABS Informational and Computational Materials or Issuer Free Writing Prospectus, not otherwise provided by Renaissance, to Renaissance and its counsel at least 24 hours prior to the anticipated first use and (z) such Underwriter shall not convey any such ABS Informational and Computational Materials or Issuer Free Writing Prospectus to which Renaissance and its counsel reasonably objects.

Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, an Underwriter shall not convey or deliver any written communication to any person in connection with the initial offering of the Notes, unless such written communication (1) is made in reliance on Rule 134 under the Securities Act, (2) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or (3) is an Issuer Free Writing Prospectus, an Underwriter Free Writing Prospectus or ABS Informational and Computational Materials.

An Underwriter can distribute an Issuer Free Writing Prospectus without Renaissance’s consent so long as such written communication contains no more than the following: (1) information included in the Issuer Free Writing Prospectus (except as provided in clauses (2) through (4) below), (2) information relating to the class, size, rating, price, CUSIPS, coupon, yield, spread, benchmark, status and/or legal maturity date of the Certificates, the weighted average life, expected final payment date, the trade date and payment window of one or more classes of Offered Notes, (3) the eligibility of the Offered Notes to be purchased by ERISA plans and (4) a column or other entry showing the status of the subscriptions for the Offered Notes (both for the issuance as a whole and for the Underwriter's retention) and/or expected pricing parameters of the Offered Notes provided, that to the extent any of the information in clauses (2) through (4) constitutes a description of the terms of the securities other than information permitted under Rule 134, then such information will be included in a description of the final terms of the securities that is filed under the Pricing Free Writing Prospectus.

If an Underwriter does not furnish ABS Informational and Computational Materials or an Issuer Free Writing Prospectus to Renaissance’s counsel prior to the scheduled print date of the Prospectus Supplement, such Underwriter will be deemed to have represented that it did not convey any ABS Informational and Computational Materials or Issuer Free Writing Prospectus to any potential investor.

B.           An Underwriter may furnish an Underwriter Free Writing Prospectus to (x) a potential investor not less than 24 hours prior (or such shorter time as may be agreed upon between such Underwriter and Renaissance) to entering into a Contract of Sale with such investor; provided, however, that such Underwriter shall not enter into a Contract of Sale with such investor unless such Underwriter has conveyed the Pricing Free Writing Prospectus to such potential investor not less than 24 hours prior (or such shorter time as may be agreed upon between such Underwriter and Renaissance) to such Contract of Sale and (y) to an investor after a Contract of Sale; provided, that such Underwriter has conveyed the Pricing Free Writing Prospectus to such investor in connection with such Contract of Sale.  Each Underwriter agrees that it shall not distribute any Underwriter Free Writing Prospectuses in a manner reasonably designed to lead to its broad unrestricted dissemination.

C.           The Underwriters shall provide to Renaissance any ABS Informational and Computational Materials and Issuer Free Writing Prospectuses, not otherwise provided by Renaissance, which are provided to investors, together with a letter, reasonably acceptable to the Underwriters and Renaissance, from Deloitte & Touche LLP with regard to such ABS Informational and Computational Materials and Issuer Free Writing Prospectuses, no later than the two Business Days following the date such ABS Informational and Computational Materials or Issuer Free Writing Prospectuses are conveyed.  The Underwriters may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed.  The materials so furnished shall be furnished to Renaissance in hard copy and on computer disk.

D.           In the event that any Underwriter or Renaissance becomes aware that, as of the time of the Contract of Sale, any Free Writing Prospectus prepared by or on behalf of the Underwriter and delivered to a purchaser of an Offered Certificate contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a “Defective Free Writing Prospectus”), such Underwriter or Renaissance, as applicable, shall notify the other parties to this Agreement thereof within one business day after discovery. If any Underwriter shall incur any costs in connection with the reformation or termination of the Contract of Sale, the Issuer agrees to reimburse such Underwriter for such costs promptly provided that the Issuer has no obligation to reimburse such costs if the untrue statement or material omission causing the reformation or termination of the Contract of Sale did not arise from information provided by the Depositor or its Affiliates. Each Underwriter agrees to use reasonable efforts to mitigate such costs.

(1)           The party responsible for the information to be corrected, if requested by Renaissance or an Underwriter, as applicable, shall prepare an Issuer Free Writing Prospectus with corrective information that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (such corrected Free Writing Prospectus, a “Corrected Free Writing Prospectus”);

(2)           The Underwriters shall deliver the Corrected Free Writing Prospectus to each purchaser of an Offered Note which received the Defective Free Writing Prospectus prior to entering into an agreement to purchase any Offered Notes;

(3)           The Underwriters shall notify such purchaser in a prominent fashion that the prior agreement to purchase Offered Notes has been terminated, and of such purchaser’s rights as a result of termination of such agreement; and

(4)           The Underwriters shall provide such purchaser with an opportunity to affirmatively agree to purchase such Offered Notes on the terms described in the Corrected Free Writing Prospectus.

E.           All Issuer Free Writing Prospectuses and Underwriter Free Writing Prospectuses shall contain legends similar to the following legends in all material respects (other than Bloomberg communications, which will only contain the legend set forth in clause (1) below) and may contain additional legends as permitted by law:

1.           The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 877-858-5407.

2.           This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

3.           The information in this free writing prospectus is preliminary and is subject to completion or change.

4.           The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

5.           This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

All Underwriter Free Writing Prospectuses, in addition to those specified in clauses (1) through (5) above, contain legends similar to the following legends in all material respects and may contain additional legends as permitted by law:

6.           Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

7.           The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

8.           The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

F.           The Underwriters furnishing such ABS Informational and Computational Materials represent to Renaissance that the Derived Information included in the ABS Informational and Computational Materials of such Underwriter does not contain an untrue statement of a material fact or, when read in conjunction with the Prospectus as an integral document, do not omit to state a material fact necessary to make such statements, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made (x) with respect to any untrue statements or omissions that are the result of untrue statements or omissions in the Delta Funding Provided Information (as defined below) or (y) that the Pricing Free Writing Prospectus or the Prospectus (exclusive of such ABS Informational and Computational Materials) does not include any untrue statements of a material fact and does not omit to state any material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  No Underwriter has delivered any ABS Informational or Computational Materials or Underwriter Free Writing Prospectuses incorporating Derived Information simultaneously with the Pricing Free Writing Prospectus.

Section VII.                                Conditions to the Underwriters’ Obligations.  The obligation of the Underwriters to purchase the Offered Notes pursuant to this Underwriting Agreement is subject to: (i) the accuracy on and as of the Closing Date of the representations and warranties on the part of Renaissance and the Trust contained herein and in the Agreements to which it is a party; (ii) the performance by Renaissance and the Trust of all of its obligations hereunder and in the Agreements to which it is a party; and (iii) the following conditions as of the Closing Date:

A.           The Underwriters shall have received confirmation of the effectiveness of the Registration Statement.  No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.  Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

B.           The Underwriters shall not have discovered and disclosed to Renaissance, on or prior to the Closing Date, that the Registration Statement, the Prospectus, the Pricing Free Writing Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of McKee Nelson LLP, counsel for the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

C.           All corporate proceedings and other legal matters relating to the authorization, form and validity of the Agreements, the Offered Notes, the Registration Statement, the Prospectus and the Pricing Free Writing Prospectus, and all other legal matters relating to this Underwriting Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Underwriters, and Renaissance shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

D.           Thacher Proffitt & Wood LLP shall have furnished to the Underwriters their written opinion, as special counsel to Renaissance, the REIT and Delta Funding, addressed to each Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriters and their counsel.

E.           The Underwriters shall have received the favorable opinion, dated the Closing Date, of Thacher Proffitt & Wood LLP, special counsel for Renaissance, addressed to Renaissance and satisfactory to the Rating Agencies and the Underwriters, with respect to certain matters relating to the transfer of the Mortgage Loans to Renaissance from the Mortgage Loan seller and from Renaissance to the Trust, and such counsel shall have consented to reliance on such opinion by the Rating Agencies as though such opinion had been addressed to them.

F.           Counsel for Renaissance, the REIT and Delta Funding shall have furnished to the Underwriters its written opinion, addressed to each Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriters and their counsel.

G.           The Underwriters shall have received the favorable opinion, dated the Closing Date, of the in-house counsel to HSBC Bank USA, National Association addressed to each Underwriter and in form and scope satisfactory to counsel to the Underwriters and their counsel.

H.           The Underwriters shall have received the favorable opinion or opinions, dated the date of the Closing Date, of counsel for the Underwriters, with respect to the issue and sale of the Certificates, the Registration Statement, this Agreement, the Prospectus, the Pricing Free Writing Prospectus and such other related matters as the Underwriters may reasonably require.

I.           The Underwriters shall have received the favorable opinion, dated the Closing Date, of the counsel to the Trust addressed to each Underwriter, regarding (i) the due organization of the Trust, (ii) the enforceability of the Agreements to which it is a party, (iii) other general Delaware law matters with respect to the Trust, including, without limitation, the due authorization, execution and delivery by of the Agreements to which it is a party and the due authorization and issuance of the Notes, and (iv) the perfection and priority of the security interests created by the Indenture, in each case, in form and substance satisfactory to counsel to the Underwriters.

J.           Renaissance shall have furnished to the Underwriters a certificate, dated the Closing Date, of its Chairman of the Board, its President or a Vice President stating that:

1.           The representations and warranties of Renaissance in Section I of this Underwriting Agreement are true and correct as of the Closing Date; and Renaissance has complied with all its agreements contained herein.

2.           Such person has carefully examined the Registration Statement, the Prospectus and the Pricing Free Writing Prospectus and, in his opinion (x) as of the Effective Date, the Registration Statement; as of the date of the Prospectus and on the Closing Date, the Prospectus; and as of the Contract of Sale date and on the Closing Date, the Pricing Free Writing Prospectus did not include an untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or the Pricing Free Writing Prospectus.

K.           The Indenture Trustee shall have furnished to the Underwriters a certificate of the Indenture Trustee, signed by one or more duly authorized officers of the Indenture Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Indenture by the Indenture Trustee and the acceptance by the Indenture Trustee of the trusts created by the Trust Agreement and the due execution, authentication and delivery of the Notes by the Indenture Trustee under the Indenture and such other matters as the Underwriters shall reasonably request.

L.           As of the Closing Date, the Notes shall have been assigned the Required Ratings by each of the Rating Agencies.

M.           The Underwriters shall have received on or before the Closing Date, from Deloitte & Touche LLP, letters, dated as of the date of this Underwriting Agreement, substantially in the form previously agreed to (A) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2.01 of Regulation S-X of the Commission, and (B) stating the conclusions and findings of such firm with respect to the financial information and other matters covered by its letters.

N.           Prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by Renaissance or its affiliates in connection with the issuance of the Securities and the sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

O.           Subsequent to the execution and delivery of this Underwriting Agreement, none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) as to make it, in the judgment of the Underwriters, impractical or inadvisable to proceed with the public offering or delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

P.           Counsel for the Servicer shall have furnished to the Underwriters its written opinion, addressed to each Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriters and their counsel.

Q.           Counsel for Wells Fargo shall have furnished to the Underwriters its written opinion, addressed to each Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriters and their counsel.

R.           The Underwriters shall have received the favorable opinion, dated the Closing Date, of counsel to the Owner Trustee addressed to each Underwriter, regarding the due organization of the Owner Trustee, the due authorization, execution and delivery by the Owner Trustee of the Trust Agreement, no conflicts or violations of organizational documents, contracts or laws and other related matters, in form and substance satisfactory to counsel to the Underwriters.

S.           The Interest Rate Swap Agreement will be executed and delivered by the Trust and the Swap Provider.  The Interest Rate Swap Agreement shall have been duly authenticated by an authorized agent of the Swap Provider, if so required under applicable state law or regulations.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Underwriting Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

If any condition specified in this Section VII shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement may be terminated by any Underwriter by notice to Renaissance at any time on or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section VIII.

Section VIII.                                Payment of Expenses.  As between Renaissance and the Underwriters, Renaissance agrees to pay: (a) the costs incident to the authorization, issuance, sale and delivery of the Offered Notes and any taxes payable in connection therewith; (b) the cost incident to the Underwriters’ due diligence exercises; (c) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (d) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendment thereof (including, in each case, exhibits), the Pricing Free Writing Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Underwriting Agreement; (e) the costs of reproducing and distributing this Underwriting Agreement; (f) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section V(G) hereof and of preparing, printing and distributing a Blue Sky Memorandum and a Legal Investment Survey (including related fees and expenses of counsel to the Underwriters); (g) any fees charged by securities rating services for rating the Notes; (h) any fees charged by any accounting firms for comforting any numbers in the Prospectus Supplement and the Pricing Free Writing Prospectus; (i) the cost of the Interest Rate Swap Agreement charged by the Swap Provider and (j) all other costs and expenses incident to the performance of the obligations of Renaissance (including costs and expenses of Renaissance’s counsel); provided that, except as provided in this Section VIII, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Offered Notes which they may sell and the expenses of advertising any offering of the Notes made by the Underwriters.

If this Underwriting Agreement is terminated by any Underwriter in accordance with the provisions of Section VII or Section XI, Renaissance shall reimburse the Underwriters for all reasonable out of pocket expenses, including fees and disbursements of McKee Nelson LLP.

Section IX.                                Indemnification and Contribution.

A.           Renaissance agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter, within the meaning of Section 15 of the Securities Act, from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Offered Notes) to which such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, (ii) the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (including any Static Pool Data referred to therein), the Pricing Free Writing Prospectus (including any Static Pool Data referred to therein), any ABS Informational and Computational Materials, Issuer Free Writing Prospectus or Delta Funding Provided Information used in the preparation of any Underwriter Free Writing Prospectus or (iv) the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Renaissance shall reimburse such Underwriter and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Renaissance shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement, omission or alleged omission made (i) in the Prospectus (including any Static Pool Data referred to therein), the Pricing Free Writing Prospectus (including any Static Pool Data referred to therein) or the Registration Statement, in each case, in reliance upon and in conformity with written information furnished to Renaissance by or on behalf of any Underwriter specifically for inclusion therein or (ii) in the Derived Information, except to the extent such misstatement or omission arises from a misstatement or omission in the Delta Funding Provided Information.  The foregoing indemnity agreement is in addition to any liability which Renaissance may otherwise have to the Underwriters or any controlling person of the Underwriters.

B.           The Underwriters agree to indemnify and hold harmless Renaissance, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls Renaissance within the meaning of Section 15 of the Securities Act, against any and all loss, claim, damage, liability, or any action in respect thereof, to which Renaissance or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, (ii) the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (including any Static Pool Data referred to therein, the Pricing Free Writing Prospectus (including any Static Pool Data referred to therein) or any ABS Informational and Computational Materials or (iv) the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was (a) made in reliance upon and in conformity with written information furnished to Renaissance by or on behalf of the Underwriters specifically for inclusion therein and (b) in the Derived Information, other than a misstatement or omission arising from a misstatement or omission in the Delta Funding Provided Information.  In such case, the Underwriters shall reimburse Renaissance and any such director, officer or controlling person for any legal or other expenses reasonably incurred by Renaissance or any director, officer or controlling person in connection with investigating, defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability which the Underwriters may otherwise have to Renaissance or any such director, officer or controlling person.

C.           Promptly after receipt by any indemnified party under this Section IX of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section IX, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section IX except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section IX.

If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section IX for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Underwriters, if the indemnified parties under this Section IX consist of the Underwriters or any of their controlling persons, or by Renaissance, if the indemnified parties under this Section IX consist of Renaissance or any of Renaissance’s directors, officers or controlling persons.

Each indemnified party, as a condition of the indemnity agreements contained in Section IX(A) and (B), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim.  No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

Notwithstanding the foregoing paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

D.           For purposes of this Underwriting Agreement, as to the Underwriters, “Derived Information” means the information specified in paragraph (5) of the definition of “ABS informational and computational materials” in Item 1101(a) of Regulation AB, which information (i) is not contained in the Prospectus or the Pricing Free Writing Prospectus without taking into account information incorporated therein by reference and (ii) does not constitute Delta Funding Provided Information.  “Delta Funding Provided Information” means any computer tape (or other information) furnished to any Underwriter by or on behalf of Delta Funding concerning the assets of the Trust.

E.           If the indemnification provided for in this Section IX shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section IX(A) or (B), in respect of any loss, claim, damage, liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability, or action in respect thereof (a) if such loss, claim, damage or liability does not arise from ABS Informational and Computational Materials or an Issuer Free Writing Prospectus, (1) in such proportion as shall be appropriate to reflect the relative benefits received by Renaissance on the one hand and the Underwriters on the other from the offering of the Offered Notes or (2) if the allocation provided by clause (1) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section IX(C), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (1) above but also the relative fault of Renaissance on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted if such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations and (b) if such loss, claim, damage or liability arises from ABS Informational and Computational Materials or an Issuer Free Writing Prospectus, in such proportion as is appropriate to reflect the relative benefits received by Renaissance on the one hand and the Underwriters on the other from the offering of the Offered Notes and the relative fault of Renaissance on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claims, damages or liability, or actions in respect thereof, as well as any other relevant equitable consideration.

The relative benefits of the Underwriters and Renaissance shall be deemed to be in such proportions that the Underwriters are responsible for that portion of such losses, liabilities, claims, damages and expenses represented by the dollar amount that the underwriting discount on the cover of the Prospectus, as amended or supplemented, bears to the initial public offering price as set forth thereon, and Renaissance shall be responsible for the balance.

The relative fault of the Underwriters and Renaissance shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Renaissance or by the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

Renaissance and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section IX(E) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section IX(E) shall be deemed to include, for purposes of this Section IX(E), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

In no case shall any Underwriter be responsible for any amount in excess of the discount earned by such Underwriter as set forth in the cover to the Prospectus Supplement, as amended or supplemented.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

F.           The Underwriters confirm that the information set forth in the first sentence of the second paragraph under the caption “Underwriting” in the Prospectus Supplement constitutes the only information furnished in writing to Renaissance by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

Section X.                                 Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Underwriting Agreement or contained in certificates of officers of Renaissance submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling persons thereof, or by or on behalf of Renaissance and shall survive delivery of any Notes to the Underwriters.

Section XI.                                Termination of Agreement.  The Underwriters may terminate this Underwriting Agreement immediately upon notice to Renaissance, at any time on or prior to the Closing Date if any of the events or conditions described in Section VII(O) of this Underwriting Agreement shall occur and be continuing.  In the event of any such termination, the covenant set forth in Section V(D), the provisions of Section VIII, the indemnity agreement set forth in Section IX, and the provisions of Sections X, XII and XIV shall remain in effect.

Section XII.                               Delta Funding’s Obligation.  Delta Funding agrees with each Underwriter, for the sole and exclusive benefit of such Underwriter and each person who controls such Underwriter within the meaning of either the Securities Act or the Exchange Act, and not for the benefit of any assignee thereof or any other person or persons dealing with such Underwriter, to indemnify and hold harmless each Underwriter and each person who controls such Underwriter within the meaning of either the Securities Act or the Exchange Act against any failure by Renaissance to perform any of its obligations under this Underwriting Agreement.  Delta Funding agrees that there are no conditions precedent to the obligations of Delta Funding hereunder, other than written demand to Renaissance to perform its obligations under this Underwriting Agreement.

Section XIII.                              Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and:

A.           if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to: (i) Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal, Fax: (203) 618-2132, (ii) Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005; (iii) Banc of America Securities LLC, 214 North Tryon Street, Charlotte, North Carolina, Attention: Christopher S. Edwards, Assistant General Counsel, Fax: (704) 264-2513, (iv) Citigroup Global Markets Inc., 390 Greenwich Street, New York, NY 10013, Attention: Philip Seares, Fax: (212) 723-8604 and (v) J.P. Morgan Securities Inc., 270 Park Avenue, 10th Floor, New York, New York 10017.

B.           if to Delta Funding, shall be delivered or sent by mail, telex or facsimile transmission to Delta Funding Corporation, 1000 Woodbury Road, Woodbury, New York 11797, Attention: General Counsel, Fax: (516) 364-9450; and

C.           if to Renaissance, shall be delivered or sent by mail, telex or facsimile transmission to Renaissance Mortgage Acceptance Corp., 1000 Woodbury Road, Woodbury, New York 11797, Attention: General Counsel, Fax: (516) 364-9450.

Section XIV.                               Persons Entitled to the Benefit of this Underwriting Agreement.  This Underwriting Agreement shall inure to the benefit of and be binding upon the Underwriters and Renaissance, and their respective successors.  This Underwriting Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Underwriting Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and for the benefit of directors of Renaissance, officers of Renaissance who have signed the Registration Statement and any person controlling Renaissance within the meaning of Section 15 of the Securities Act.  Nothing in this Underwriting Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section XIV, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision contained herein.

Section XV.                                Survival.  The respective indemnities, representations, warranties and agreements of Renaissance, Delta Funding and the Underwriters contained in this Underwriting Agreement, or made by or on behalf of any of them pursuant to this Underwriting Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

Section XVI.                                Definition of the Term “Business Day”.  For purposes of this Underwriting Agreement, “Business Day” means any day on which the New York Stock Exchange, Inc. is open for trading.

Section XVII.                              Governing Law.  This Underwriting Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section XVIII.                             Counterparts.  This Underwriting Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section XIX                                Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Underwriting Agreement.
If the foregoing correctly sets forth the agreement among Delta Funding, Renaissance and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, RENAISSANCE MORTGAGE ACCEPTANCE CORP.

By:	/s/ Morris Kutcher
Name:	Morris Kutcher
Title:	Vice President

DELTA FUNDING CORPORATION

By:	/s/ William Walter
Name:	William Walter
Title:	Senior Vice President

CONFIRMED AND ACCEPTED,
as of the date first above written:

GREENWICH CAPITAL MARKETS, INC.

By:	/s/ Adam Smith
Name:	Adam Smith
Title:	SVP

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Ryan M. Stark
Name:	Ryan M. Stark
Title:	Director

By:	/s/ Randal Johnson
Name:	Randal Johnson
Title:	Vice President

BANC OF AMERICA SECURITIES LLC

By:	/s/ Kirk B. Meyers
Name:	Kirk B. Meyers
Title:	Principal

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Perry J. DeFelice Jr.
Name:	Perry J. DeFelice Jr.
Title:	Vice President

J.P. MORGAN SECURITIES INC.

By:	/s/ Thomas Roh
Name:	Thomas Roh
Title:	Vice President

SCHEDULE A

Class AV-1 Notes

Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$9,186,000.00	0.2000%	98.8000%
Deutsche Bank Securities Inc.	$9,186,000.00	0.2000%	98.8000%
Banc of America Securities LLC	$1,531,000.00	0.2000%	98.8000%
Citigroup Global Markets Inc.	$1,531,000.00	0.2000%	98.8000%
J.P. Morgan Securities Inc.	$1,531,000.00	0.2000%	98.8000%
Total:	$22,965,000.00

Class AV-2 Notes

Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$6,252,400.00	0.2000%	98.8000%
Deutsche Bank Securities Inc.	$6,252,400.00	0.2000%	98.8000%
Banc of America Securities LLC	$1,042,066.67	0.2000%	98.8000%
Citigroup Global Markets Inc.	$1,042,066.67	0.2000%	98.8000%
J.P. Morgan Securities Inc.	$1,042,066.67	0.2000%	98.8000%
Total:	$15,631,000.00

Class AV-3 Notes
Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$4,561,600.00	0.2000%	98.8000%
Deutsche Bank Securities Inc.	$4,561,600.00	0.2000%	98.8000%
Banc of America Securities LLC	$760,266.67	0.2000%	98.8000%
Citigroup Global Markets Inc.	$760,266.67	0.2000%	98.8000%
J.P. Morgan Securities Inc.	$760,266.67	0.2000%	98.8000%
Total:	$11,404,000.00

Class AF-1 Notes
Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$105,279,999.97	0.2000%	98.8000%
Deutsche Bank Securities Inc.	$105,279,999.97	0.2000%	98.8000%
Banc of America Securities LLC	$17,546,666.69	0.2000%	98.8000%
Citigroup Global Markets Inc.	$17,546,666.69	0.2000%	98.8000%
J.P. Morgan Securities Inc.	$17,546,666.69	0.2000%	98.8000%
Total:	$263,200,000.00

	Class AF-2 Notes
Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$21,319,999.99	0.2000%	98.8000%
Deutsche Bank Securities Inc.	$21,319,999.99	0.2000%	98.8000%
Banc of America Securities LLC	$3,553,333.34	0.2000%	98.8000%
Citigroup Global Markets Inc.	$3,553,333.34	0.2000%	98.8000%
J.P. Morgan Securities Inc.	$3,553,333.34	0.2000%	98.8000%
Total:	$53,300,000.00

Class AF-3 Notes

Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$61,279,999.98	0.2000%	98.8000%
Deutsche Bank Securities Inc.	$61,279,999.98	0.2000%	98.8000%
Banc of America Securities LLC	$10,213,333.35	0.2000%	98.8000%
Citigroup Global Markets Inc.	$10,213,333.35	0.2000%	98.8000%
J.P. Morgan Securities Inc.	$10,213,333.35	0.2000%	98.8000%
Total:	$153,200,000.00

Class AF-4 Notes
Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$16,690,000.00	0.2000%	98.8000%
Deutsche Bank Securities Inc.	$16,690,000.00	0.2000%	98.8000%
Banc of America Securities LLC	$2,826,666.67	0.2000%	98.8000%
Citigroup Global Markets Inc.	$2,826,666.67	0.2000%	98.8000%
J.P. Morgan Securities Inc.	$2,826,666.67	0.2000%	98.8000%
Total:	$42,400,000.00

Class AF-5 Notes

Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$29,989,999.99	0.2000%	98.8000%
Deutsche Bank Securities Inc.	$29,989,999.99	0.2000%	98.8000%
Banc of America Securities LLC	$4,998,333.34	0.2000%	98.8000%
Citigroup Global Markets Inc.	$4,998,333.34	0.2000%	98.8000%
J.P. Morgan Securities Inc.	$4,998,333.34	0.2000%	98.8000%
Total:	$74,975,000.00

Class AF-6 Notes

Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$20,399,999.99	0.2000%	98.8000%
Deutsche Bank Securities Inc.	$20,399,999.99	0.2000%	98.8000%
Banc of America Securities LLC	$3,400,000.00	0.2000%	98.8000%
Citigroup Global Markets Inc.	$3,400,000.00	0.2000%	98.8000%
J.P. Morgan Securities Inc.	$3,400,000.00	0.2000%	98.8000%
Total:	$51,000,000.00

Class M-1 Notes

Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$13,090,000.00	0.2000%	98.8000%
Deutsche Bank Securities Inc.	$13,090,000.00	0.2000%	98.8000%
Banc of America Securities LLC	$2,181,666.67	0.2000%	98.8000%
Citigroup Global Markets Inc.	$2,181,666.67	0.2000%	98.8000%
J.P. Morgan Securities Inc.	$2,181,666.67	0.2000%	98.8000%
Total:	$32,725,000.00

Class M-2 Notes

Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$9,520,000.00	0.2000%	98.8000%
Deutsche Bank Securities Inc.	$9,520,000.00	0.2000%	98.8000%
Banc of America Securities LLC	$1,586,666.67	0.2000%	98.8000%
Citigroup Global Markets Inc.	$1,586,666.67	0.2000%	98.8000%
J.P. Morgan Securities Inc.	$1,586,666.67	0.2000%	98.8000%
Total:	$23,800,000.00

Class M-3 Notes

Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$5,610,000.00	0.2000%	98.8000%
Deutsche Bank Securities Inc.	$5,610,000.00	0.2000%	98.8000%
Banc of America Securities LLC	$935,000.00	0.2000%	98.8000%
Citigroup Global Markets Inc.	$935,000.00	0.2000%	98.8000%
J.P. Morgan Securities Inc.	$935,000.00	0.2000%	98.8000%
Total:	$14,025,000.00

Class M-4 Notes

Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$5,270,000.00	0.2000%	98.8000%
Deutsche Bank Securities Inc.	$5,270,000.00	0.2000%	98.8000%
Banc of America Securities LLC	$878,333.33	0.2000%	98.8000%
Citigroup Global Markets Inc.	$878,333.33	0.2000%	98.8000%
J.P. Morgan Securities Inc.	$878,333.33	0.2000%	98.8000%
Total:	$13,175,000.00

Class M-5 Notes

Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$4,590,000.00	0.2000%	98.8000%
Deutsche Bank Securities Inc.	$4,590,000.00	0.2000%	98.8000%
Banc of America Securities LLC	$765,000.00	0.2000%	98.8000%
Citigroup Global Markets Inc.	$765,000.00	0.2000%	98.8000%
J.P. Morgan Securities Inc.	$765,000.00	0.2000%	98.8000%
Total:	$11,475,000.00

Class M-6 Notes

Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$3,910,000.00	0.2000%	98.8000%
Deutsche Bank Securities Inc.	$3,910,000.00	0.2000%	98.8000%
Banc of America Securities LLC	$651,666.67	0.2000%	98.8000%
Citigroup Global Markets Inc.	$651,666.67	0.2000%	98.8000%
J.P. Morgan Securities Inc.	$651,666.67	0.2000%	98.8000%
Total:	$9,775,000.00

Class M-7 Notes

Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$3,910,000.00	0.2000%	98.8000%
Deutsche Bank Securities Inc.	$3,910,000.00	0.2000%	98.8000%
Banc of America Securities LLC	$651,666.67	0.2000%	98.8000%
Citigroup Global Markets Inc.	$651,666.67	0.2000%	98.8000%
J.P. Morgan Securities Inc.	$651,666.67	0.2000%	98.8000%
Total:	$9,775,000.00

Class M-8 Notes

Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$2,890,000.00	0.2000%	98.8000%
Deutsche Bank Securities Inc.	$2,890,000.00	0.2000%	98.8000%
Banc of America Securities LLC	$481,666.67	0.2000%	98.8000%
Citigroup Global Markets Inc.	$481,666.67	0.2000%	98.8000%
J.P. Morgan Securities Inc.	$481,666.67	0.2000%	98.8000%
Total:	$7,225,000.00

Class M-9 Notes

Underwriter	Principal Amount	Discount	Purchase Price
Greenwich Capital Markets, Inc.	$3,400,000.00	0.2000%	98.8000%
Deutsche Bank Securities Inc.	$3,400,000.00	0.2000%	98.8000%
Banc of America Securities LLC	$566,666.67	0.2000%	98.8000%
Citigroup Global Markets Inc.	$566,666.67	0.2000%	98.8000%
J.P. Morgan Securities Inc.	$566,666.67	0.2000%	98.8000%
Total:	$8,500,000.00